Exhibit 10.2

AMENDMENT NO. 1 TO THE

PENN VIRGINIA CORPORATION SEVENTH AMENDED AND RESTATED

1999 EMPLOYEE STOCK INCENTIVE PLAN

This Amendment No. 1 (the “Amendment”) to the Penn Virginia Corporation Seventh Amended and Restated 1999 Employee Stock Incentive Plan (the “Plan”) is effective immediately upon the approval by the shareholders of Penn Virginia Corporation (the “Company”).

WHEREAS, the Company is setting forth in this Amendment changes to the Plan to (i) increase the number of shares of the Company’s common stock issuable thereunder from 6,335,000 to 7,500,000; (ii) increase the aggregate number of shares of restricted stock and restricted stock units issuable thereunder from 350,000 to 600,000; and (iii) extend the termination date of the Equity Plan from December 31, 2013 to December 31, 2015;

NOW THEREFORE, the Company amends the Plan in the following respects:

1.	Section 4 of the Plan is hereby amended in its entirety to read as follows:

“4.	Stock Subject to Plan

Subject to Section 13, not more than 7,500,000 Shares in the aggregate may be issued pursuant to the Plan and of the foregoing 7,500,000 Shares, no more than 600,000 Shares in the aggregate may be issued as Restricted Stock Awards or pursuant to Restricted Stock Unit Awards. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are actually delivered to a Participant, Optionee or any other person in accordance with Section 8(b). Shares covered by Options, Restricted Stock Awards or Restricted Stock Unit Awards that either wholly or in part expire or are forfeited or terminated shall be available for future issuance under the Plan. Any Shares tendered to or withheld by the Company in connection with the exercise of Options, or the payment of tax withholding on any Option, Restricted Stock Award or Restricted Stock Unit Award shall not be available for future issuance under the Plan.”

2.	Section 21 of the Plan is hereby amended in its entirety to read as follows:

“21.	Effective Date and Term of Plan

The Plan became effective on May 4, 1999 and shall expire on December 31, 2015 unless sooner terminated by the Board.”